SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549
                         _______________________


                                FORM 8-K


          Current Report Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported)  November 14, 2002


                    AMERIMMUNE PHARMACEUTICALS, INC.
         (Exact name of registrant as specified in its charter)


         Colorado               000-22865                 84-1044910
----------------------------  ------------            -------------------
(State or other jurisdiction  (Commission               (IRS Employer
      of incorporation)       File Number)            Identification No.)



                         2325A Renaissance Drive
                          Las Vegas, NV  89119
      (Address of principal executive offices, including zip code)


   Registrant's telephone number, including area code:  (805) 497-7252

                        Exhibit Index on Page __

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.
-------------------------------------------------

     The Company has received a claim from Symbion Research International, Inc. (Symbion) that the Company allegedly owes approximately $360,000 for work performed on clinical trials. The Company is disputing the amount owed and Symbion has threatened litigation. The Company is currently discussing the possibility of resolving the matter by means of arbitration with Symbion.

  A portion of the claim relates to services performed by Symbion for research and development for periods through March 31, 2002. The Company believes that an accrual of expenses in the approximate amount of $200,000 should have been made as of March 31, 2002 and the Company intends to file an amendment to its Form 10-KSB for the fiscal year ended March 31, 2002. It has not yet been determined by the Company the impact of the adjustment on the net loss for the fiscal year ended March 31, 2002, or for any interim period in fiscal 2002, or for any prior periods. The Company is in the process of determining the appropriate periods to which the charge belongs.


                                SIGNATURE
                                ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AMERIMMUNE PHARMACEUTICALS, INC.
                                   (Registrant)


Date: November 15, 2002            By:  /s/ Kenneth M. Collins
                                      --------------------------------
                                      Kenneth M. Collins
                                      Chief Financial Officer







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